EXHIBIT 23.15

CONSENT

I refer to the Registration Statement on Form S-8 of Yamana Gold Inc. dated May 7, 2009 (including all documents incorporated by reference therein, the “Registration Statement”).

I hereby consent to the appearance of my name in the Registration Statement.

Date:                    May 7, 2009

/s/ Neil B. Prenn

Name:	Neil B. Prenn, P. Eng.
Title:	Principal Engineer, Mine Development Associates (MDA)